Exhibit 99.1

ADVO Reports First Quarter Results

    WINDSOR, Conn.--(BUSINESS WIRE)--Jan. 20, 2005--ADVO, Inc. (NYSE:
AD) today reported that revenue for its first fiscal quarter ended December 25, 2004 grew to $350.1 million, increasing $47.7 million, or 15.8%, over the prior year quarter. Diluted E.P.S. for the quarter was $0.26 versus $0.37 in the prior year period. The current quarter included the expected additional distribution expense related to the Company's advertising program expansions in Southern California, Pittsburgh, Raleigh-Durham, and rural Shared Expansion Zone ("SEZ") program.
    The Company's first quarter revenue growth was driven by continued strength in advertising piece volumes, which were up 17.5% over the prior year quarter, to 8.3 billion pieces. Total shared advertising packages were up 21.5%, driven by growth in the frequency and reach of advertising programs in response to client demand. Pieces per package were down 3.3% and revenue per thousand pieces was up 0.2%. As anticipated, the Company's advertising program expansions in Southern California, Pittsburgh, Raleigh-Durham, and SEZ program increased the number of advertising packages distributed, and reduced pieces per package. Excluding the effect of these expansions, total packages increased 5.6%, and pieces per package increased 4.9%, driven by continuing strength in the Company's core advertising programs (see table below).
    Gross margin as a percentage of revenue was 23.2% for the quarter, down 3.6 percentage points versus the prior year period driven by the Company's investment in distribution expense for the new expansion programs. Excluding the expansions, gross margin as a percentage of revenue was down just 0.6 percentage points. SG&A for the quarter was $67.2 million, up $5.9 million versus the prior year period. Year-over year increases in SG&A included investments in the Company's selling capabilities, incentive compensation, and benefits costs. The Company's balance sheet showed continued strength, with the only outstanding debt $124.9 million of 10-year notes, $15.2 million in cash, and record shareholders equity of $148.9 million.
    Scott Harding, ADVO's Chief Executive Officer, stated, "Our results demonstrate our continuing strong sales momentum and success of our growth strategy. We delivered revenue growth this quarter, which was well in excess of the industry, with increases across virtually all of our top categories and geographies. Additionally, our new growth platforms are performing very well. In fact, in Southern California and Pittsburgh, two markets with our most significant expansions, we generated revenue growth of 28.1% and 15.9%, respectively. Given our first quarter results, we remain comfortable with our ability to achieve full-year fiscal 2005 E.P.S. in line with previous guidance of $1.80-1.85."
    The Company will hold an analyst conference call to discuss its first quarter earnings today at 5:15-6:00 p.m. ET. The call in number is 1-800-289-0569, and the replay number is 888-203-1112 (access code #223240). The replay will be available until midnight February 20, 2005. The call will also be available via webcast through the Investor Relations section of ADVO's website at www.advo.com.



Key Statistics - 1Q05 Results and Growth vs. 1Q04

                                                             Total
                                                           Adjusted
                                                              For
                                                           Expansion
                                                            Programs
                                                             ("Same
                                                Expansion    Program
                                        Total    Programs   Results")*
                                    ---------------------------------

Advertising Pieces (millions)          8,269.3     477.4     7,791.9
Advertising Piece Growth                  17.5%                 10.8%

Advertising Packages (millions)        1,046.6     137.6       909.0
Ad Package Growth                         21.5%                  5.6%

Pieces per Package                         7.9       3.5         8.6
Pieces per Package Growth                 -3.3%                  4.9%

Revenue per Thousand Pieces             $39.06    $37.49      $39.15
Revenue per Piece Growth                   0.2%                  0.4%

% Underweight                             22.8%     56.9%       19.4%
Percentage Point Decrease (Increase)    -2.9pp                 0.6pp

* "Same Program Results" reflect ADVO's shared mail program revenue statistics for all geographies and frequencies except the new start-up programs in Southern California, Pittsburgh, Raleigh-Durham, and rural Shared Expansion Zone ("SEZ") program. % Underweight statistic excludes Southern California, Pittsburgh, and Raleigh-Durham only.




Diluted Earnings per Share: Reconciliation of
GAAP to Non-GAAP Measures**

                                                Three Months Ended
                                            --------------------------
                                            December 25,  December 27,
                                                 2004          2003
                                            ------------  ------------
Diluted Earnings per share - As Reported          $0.26         $0.37
Charge - Refinancing (1Q04)                          --          0.03
                                            ------------  ------------
Diluted Earnings per share - Pro Forma            $0.26         $0.40
                                            ============  ============

** This non-GAAP financial measure reconciliation is provided because management believes the charges the Company incurred in its first quarter of fiscal 2004 is not directly related to operating results for the period, and that reconciling E.P.S. in this manner facilitates comparisons to prior period results. The non-GAAP E.P.S. measure is also comparable to earnings forecasts made by securities analysts and others, which have generally excluded these special items. The above non-GAAP E.P.S. calculation should not be considered a substitute for GAAP E.P.S.


    This report contains certain forward looking statements regarding the Company's results of operations and financial position within the meaning of Sections 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements are based on current information and expectations and are subject to risks and uncertainties which could cause the Company's actual results to differ materially from those in the forward looking statements. The Company's business is promotional in nature, and ADVO serves its clients on a "just in time" basis. As a result, fluctuations in the amount, timing, pages, weight, and kinds of advertising pieces can vary significantly from week to week, depending on its customers' promotional needs, inventories, and other factors. In any particular quarter these transactional fluctuations are difficult to predict, and can materially affect the Company's revenue and profit results. The Company's business contains additional risks and uncertainties which include, but are not limited to: general changes in customer demand and pricing; the possibility of consolidation in the retail sector; the impact of economic or political conditions on advertising spending and the Company's distribution system; postal and paper prices; possible governmental regulation or legislation affecting aspects of the Company's business; the efficiencies achieved with technology upgrades; the amount of shares the Company repurchases in the future under its buyback program; fluctuations in interest rates related to the outstanding debt; and other general economic factors.

    ADVO, Inc. (NYSE: AD) is the largest targeted in-home print advertising company in the United States, with annual revenues in excess of $1.2 billion. The Company's shared mail advertising programs reach, on average, 78 million US households weekly, and 112 million households monthly. This includes its core ShopWise(TM) branded programs, and the reach of its ADVO National Network Extension (A.N.N.E.) program. Additionally, the Company's SuperCoups(R) advertising solutions provide targeted advertising for local neighborhood businesses. ADVO launched the America's Looking For Its Missing Children(R) program in partnership with the National Center for Missing & Exploited Children and the United States Postal Service in 1985, and ADVO's missing child cards are responsible for safely recovering 136 children. ADVO has 25 mail processing facilities and 33 sales offices nationwide and in Canada. ADVO's corporate headquarters are located at One Targeting Centre, Windsor, Connecticut 06095, and the Company can be visited at its Web site at www.advo.com.



                              ADVO, Inc.
                   Results of Operations (Unaudited)
               Quarter and Year Ended December 25, 2004
                 (In thousands, except per share data)

                                            Quarter and Year Ended
                                      --------------------------------
                                         December 25,    December 27,
                                              2004            2003
                                      ---------------- ---------------

Revenues                                     $350,053        $302,377

Cost of sales                                 268,726         221,358

Selling, general & administrative              67,181          61,261
                                      ---------------- ---------------

Operating Income                               14,146          19,758

Interest expense                               (1,546)         (1,384)
Write-off debt issue costs                        ---          (1,401)
Equity earnings in joint ventures                 655             682
Other expense, net                               (155)           (134)
                                      ---------------- ---------------

Income before income taxes                     13,100          17,521

Provision for income taxes                      5,011           6,308
                                      ---------------- ---------------

Net Income                                     $8,089         $11,213
                                      ================ ===============


Basic earnings per share                        $0.26           $0.37
                                      ================ ===============
Diluted earnings per share                      $0.26           $0.37
                                      ================ ===============


Weighted average basic shares:                 30,729          29,939
Weighted average diluted shares:               31,133          30,447



                              ADVO, Inc.
                Consolidated Balance Sheets (Unaudited)
                            (In thousands)

                                         December 25,    September 25,
                                               2004            2004
                                      ---------------- ---------------
Assets
Current assets:
     Cash and cash equivalents              $  15,213       $  30,284
     Accounts receivable, net                 177,898         149,606
     Inventories                                3,052           2,123
     Prepaid expenses and other
      current assets                            7,537           7,788
     Deferred income taxes                     16,229          15,484
                                      ---------------- ---------------
        Total Current Assets                  219,929         205,285

Property, plant and equipment - net           177,398         177,937
Investment in deferred compensation
 plan                                          14,452          12,800
Goodwill                                       22,548          22,514
Other assets                                    6,681           8,873
                                      ---------------- ---------------
        Total Assets                        $ 441,008       $ 427,409
                                      ================ ===============
Liabilities
Current liabilities:
     Current portion of long-term debt      $     ---       $     ---
     Accounts payable                          47,897          51,880
     Accrued compensation and benefits         33,293          28,050
     Customer advances                          8,817           8,650
     Federal and state income taxes
      payable                                   8,076           3,405
     Accrued other expenses                    23,506          24,088
                                      ---------------- ---------------
        Total Current Liabilities           $ 121,589       $ 116,073

Long-term debt                                124,866         125,159
Deferred income taxes                          24,586          25,330
Deferred compensation plan                     15,681          13,821
Other liabilities                               5,432           5,205

Stockholders' Equity
     Preferred Stock, $.01 par value              ---             ---
     Common Stock, $.01 par value                 312             310
     Additional paid-in capital               164,503         160,145
     Unamortized deferred compensation         (3,569)         (1,879)
     Accumulated deficit                       (4,373)         (9,073)
     Common stock held in treasury
      at cost                                  (6,772)         (6,547)
     Common stock held in deferred
      compensation trust                       (1,230)         (1,021)
     Accumulated other comprehensive
      loss                                        (17)           (114)
                                      ---------------- ---------------
        Total Stockholders' Equity          $ 148,854       $ 141,821
                                      ---------------- ---------------
        Total Liabilities and
         Stockholders' Equity               $ 441,008       $ 427,409
                                      ================ ===============


                              ADVO, Inc.
           Consolidated Statements of Cash Flows (Unaudited)
                            (In thousands)

                                          Year ended      Year ended
                                         December 25,     December 27,
                                               2004            2003
                                      ---------------- ---------------
Cash flows from operating activities:
    Net income                              $   8,089       $  11,213

Adjustments to reconcile net income
 to net cash flows provided by
 operating activities:
    Depreciation                                9,280           9,516
    Amortization of intangibles and
     deferred compensation                        737             343
    Amortization of debt issue costs              138             211
    Deferred income taxes                      (1,503)          1,237
    Provision for bad debts                     1,844             599
    Equity earnings from joint ventures          (655)           (682)
    Write off of debt issue costs                  --           1,401
    Other                                           4              13

Change in operating assets and
 liabilities, net of
 effects of acquisitions:
    Accounts receivable                       (30,053)        (13,864)
    Inventories                                  (926)           (423)
    Prepaid expenses and other current
     assets                                       249             540
    Investment in deferred compensation
     plan                                        (447)           (413)
    Other assets                                2,133           2,001
    Accounts payable                           (4,043)         (2,141)
    Accrued compensation and benefits           5,230             802
    Deferred compensation plan                    447             413
    Customer advances                             165             780
    Federal and state income taxes
     payable                                    4,944          (3,045)
    Other liabilities                            (623)          4,383
                                      ---------------- ---------------
         Net cash (used) provided by
          operating activities                 (4,990)         12,884

Cash flows from investing activities:
     Expenditures for property, plant
      and equipment                            (8,768)        (13,950)
     Proceeds from disposals of property,
      plant and equipment                          30              68
     Distributions from equity joint
      ventures                                    577             525
                                      ---------------- ---------------
          Net cash used by investing
           activities                          (8,161)        (13,357)

Cash flows from financing activities:
     Payments on term loan                         --        (101,250)
     Revolving line of credit - net                --         (25,000)
     Proceeds on private placement notes           --         125,000
     Proceeds from exercise of stock
      options                                   1,653           1,861
     Treasury stock transactions                 (225)         (2,159)
     Payment of debt issue costs                   --          (2,173)
     Cash dividends paid                       (3,378)         (3,291)
                                      ---------------- ---------------
       Net cash used by financing
        activities                             (1,950)         (7,012)

Effect of exchange rate changes on cash
 and cash equivalents                              30              34

Change in cash and cash equivalents           (15,071)         (7,451)

Cash and cash equivalents at beginning
 of year                                       30,284          17,012
                                      ---------------- ---------------
Cash and cash equivalents at end
 of year                                    $  15,213       $   9,561
                                      ================ ===============


    CONTACT: ADVO, Inc.
             Chris Hutter
             Vice President, Financial Planning & Analysis,
             Investor Relations, and Treasurer
             860-285-6424